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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 17, 2002

                           SILVERSTREAM SOFTWARE, INC.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                     000-26981                04-3318325
          --------                     ---------                ----------
(State or Other Jurisdiction          (Commission              (IRS Employer
      of Incorporation)               File Number)           Identification No.)




                            Two Federal Street
                         Billerica, Massachusetts            01821
 -------------------------------------------------------------------------------
               (Address of Principal Executive Offices)    (Zip Code)




                                 (978) 262-3000
                                 --------------
              (Registrant's telephone number, including area code)




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Item 1.  Changes in Control of Registrant.

     Pursuant to an Agreement and Plan of Merger, dated June 9, 2002 (the "Merger Agreement"), by and among SilverStream Software, Inc., a Delaware corporation ("Registrant"), Novell, Inc., a Delaware corporation ("Novell"), and Delaware Planet Inc., a Delaware corporation and a wholly owned subsidiary of Novell ("Purchaser"), Purchaser commenced a tender offer (the "Offer") on June 18, 2002 for all the outstanding shares of common stock of Registrant at a price of $9.00 in cash per share, without interest.

     The Offer expired at 9:00 a.m., New York City time, on July 17, 2002. Based on preliminary information provided by Mellon Investor Services LLC, the depositary for the Offer, approximately 23,369,104 shares of the Registrant's common stock were validly tendered into the Offer (including 3,223,836 shares tendered by notice of guaranteed delivery), which represents approximately 99.8% of the Registrant's outstanding common stock (based upon 23,427,448 shares outstanding as of July 17, 2002), and Novell has irrevocably accepted such shares for payment.

     The consummation of the Offer and acceptance for payment by Purchaser of the shares validly tendered pursuant thereto was announced by Novell in a press release, dated July 17, 2002. A copy of such press release is an exhibit hereto and incorporated herein by reference.

     Pursuant to the Merger Agreement, on July 19, 2002, Purchaser merged with and into Registrant, with Registrant as the surviving corporation (the "Merger"). Pursuant to the Merger, shareholders who did not tender their shares in the Offer had their shares converted into the right to receive the same $9.00 per share purchase price provided for in the Offer. As a result of the Merger, Registrant became a wholly owned subsidiary of Novell.

     Pursuant to the terms of the Merger Agreement, David Litwack, David Skok, Paul Severino, Timothy Barrows and Richard D'Amore resigned from the Registrant's board of directors and were replaced by Joseph LaSala, Jr. and Jack Messman.

     The total amount of funds required by Novell and Purchaser to purchase the Shares pursuant to the Offer and the Merger is estimated to be approximately $211 million. Novell provided such funds from its available cash and working capital.

Item 5.  Other Events

     The Registrant delisted its common stock from the Nasdaq National Market at the close of trading on July 19, 2002.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

     EXHIBIT          DESCRIPTION
     -------          -----------

     Exhibit 99.1 Press Release of Novell, dated July 17, 2002 (previously filed on July 17, 2002 with the Securities and Exchange Commission as Exhibit (a)(1)(J) on Amendment No. 3 to the Schedule TO filed by Novell and Purchaser, and incorporated herein by reference).




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SILVERSTREAM SOFTWARE, INC.
                                            (Registrant)


Date:  July 22, 2002                By: /s/ Steven M. Shishko
                                       -----------------------------------------
                                       Name:  Steven M. Shishko
                                       Title: Vice President and General Counsel